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                                                                       Exhibit 2

                               AMENDMENT AGREEMENT

     AMENDMENT AGREEMENT dated as of December 14, 2000 by and among Robert Bosch GmbH, a limited liability company organized under the laws of Germany ("Parent"), Bosch Security Systems Corporation, a New York corporation (the "Purchaser"), and Detection Systems, Inc., a New York corporation (the "Company").


     WHEREAS, Parent and the Company have entered into an Agreement and Plan of Merger dated as of December 10, 2000, to which the Purchaser subsequently became a party (the "Merger Agreement"); and


     WHEREAS, the parties desire to amend the Merger Agreement in certain respects;


     NOW, THEREFORE, in consideration of the foregoing and the representations, warranties, covenants and agreements set forth herein and in the Merger Agreement, the parties hereto, intending to be legally bound hereby, agree as follows:


          1. Amendment of Section 3.4. Section 3.4 of the Merger Agreement is hereby amended to delete the words "a majority" in the first and second sentences and to insert in place of such words, in each of such sentences, the phrase "two-thirds".


          2. Amendment of Section 3.17. Section 3.17 of the Merger Agreement is hereby amended to delete the words "a majority" and to insert in place of such words the phrase "two-thirds".


          3. Amendment of Annex A. Clause (i) of the second sentence of the introductory paragraph of Annex A to the Merger Agreement is hereby amended to delete the words "a majority" and to insert in place of such words the phrase "two-thirds".


          4. Other Provisions Unaffected. Except as set forth above, this Amendment Agreement shall not constitute a modification or amendment of any other provision of the Merger Agreement or any other agreements executed in connection therewith.


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     IN WITNESS WHEREOF, Parent, the Purchaser and the Company have caused this
Agreement to be signed by their respective officers thereunto duly authorized as of the date first written above.


                                           Robert Bosch GmbH

                                           By: /s/ Martin Reuter
                                               --------------------
                                           Name:  Martin Reuter
                                           Title: Director



                                           By: /s/ Dr. Heiko Carrie
                                               ---------------------
                                           Name:  Dr. Heiko Carrie
                                           Title: Director




                                           Detection Systems, Inc.

                                           By: /s/ Karl H. Kostusiak
                                               ---------------------
                                           Name:  Karl H. Kostusiak
                                           Title: Chairman and CEO





                                           Bosch Security Systems Corporation

                                           By: /s/ Luke Baer
                                               ---------------
                                           Name:  Luke Baer
                                           Title: Vice President




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